Exhibit 10.3

SEELOS THERAPEUTICS, INC.
[ ], 2018
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Telephone:
Facsimile:
Attention: Chief Executive Officer
E-mail:

Re: Seelos Therapeutics, Inc. - Lock-Up Agreement
Dear Sirs:
This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of October 16, 2018 by and among Seelos Therapeutics, Inc. ("Seelos"), Apricus Biosciences, Inc. ("Apricus") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) shares of Seelos' common stock, par value $0.00001 per share (the "Seelos Common Stock"), and (ii) two series of warrants (the "Warrants"), which Warrants will be exercisable to purchase shares of Apricus' common stock, par value $0.001 per share (the "Apricus Common Stock," and together with the Seelos Common Stock, the "Common Stock"), of Apricus. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.
In order to induce the Buyers to enter into the Securities Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on the date that is thirty (30) calendar days after the earlier of (x) such time as all of the Registrable Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), (y) the one (1) year anniversary of the Closing Date, and (z) the date that the Initial Registration Statement (as defined in the Registration Rights Agreement) has been declared effective by the Securities and Exchange Commission; provided that, this clause (z) shall only apply if there are no Cutback Shares (as defined in the Registration Rights Agreement) arising from the Initial Registration Statement (the "Lock-Up Period"), the undersigned will not, and will cause all affiliates (as defined in Rule 144 promulgated under the 1933 Act) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian)

Exhibit 10.3

or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the "Undersigned's Shares"), or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned's Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (C) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (D) publicly disclose the intention to do any of the foregoing.
The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if the Undersigned's Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned's Shares.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, (ii) to any person related to the undersigned by blood or adoption who is an immediate family member of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) to the undersigned's estate, following the death of the undersigned, by will, other testamentary document, intestacy or other operation of law, (iv) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (v) to any partnership, corporation or limited liability company which is controlled by the undersigned and/or by any immediate family member of the undersigned, or (vi) for bona fide financial and estate planning purposes, including to any trust for the direct or indirect benefit of the undersigned or immediate family of the undersigned; provided that, in each of the foregoing cases, such transfer is not for value and each donee, heir, beneficiary or other transferee or distributee agrees to be bound in writing by the restrictions set forth herein.
Further, the restrictions and obligations contemplated in this Lock-Up Agreement shall not apply to (i) the exercise of an option (including a net or cashless exercise of an option) to purchase shares of Common Stock, and any related transfer of shares of Common Stock to Seelos or Apricus, as applicable, for the purpose of paying the exercise price of such options or for paying taxes (including estimated taxes) due as a result of the exercise of such options or vesting of equity awards (or the disposition to Seelos or Apricus, as applicable, of any shares of restricted stock granted pursuant to the terms of any employee benefit plan or restricted stock purchase agreement); provided that, for the avoidance of doubt, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement, (ii) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock; provided that, such plan does not provide for any transfers of Common Stock during the Lock-Up Period, (iii) transfers by the undersigned of shares of Common Stock purchased by the undersigned on the open market following the closing of the transactions contemplated by the Securities Purchase

Exhibit 10.3

Agreement, (iv) transfers to Seelos or Apricus, as applicable, pursuant to any contractual arrangement that provides for the transfer of the Undersigned's Shares or such other securities to Seelos or Apricus, as applicable, or in connection with the termination of the undersigned's employment or other service relationship with Seelos or Apricus, as applicable, or (v) transfers pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of Seelos or Apricus, as applicable, including, for the avoidance of doubt, the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization by and among Apricus, Arch Merger Sub, Inc. and Seelos, dated as of July 30, 2018; provided that, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions set forth herein.
For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Apricus' transfer agent (the "Transfer Agent") and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.
In order to enforce this covenant, Apricus shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.
The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Securities Purchase Agreement and that Apricus shall be entitled to specific performance of the undersigned's obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Securities Purchase Agreement.
The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.
This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.
This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
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Exhibit 10.3

Very truly yours,
______________________________
Exact Name of Stockholder
______________________________
Authorized Signature
______________________________
Title

Agreed to and Acknowledged:

SEELOS THERAPEUTICS, INC.

By: _______________________
Name:
Title:

APRICUS BIOSCIENCES, INC.

By: _______________________
Name:
Title:

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